Exhibit 99.2

                             JOINT FILING AGREEMENT



     The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Uni-Marts, Inc., dated as of December 18, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.


Date:  December 18, 2000                MIKECON CORP.

                                        By:     /s/ Vadim Gluzman
                                                -------------------------------
                                                Name:  Vadim Gluzman
                                                Title: Chairman of the Board


Date:  December 18, 2000                LUKOIL AMERICAS CORPORATION

                                        By:     /s/ Vadim Gluzman
                                                -------------------------------
                                                Name:  Vadim Gluzman
                                                Title: Chairman of the Board


Date:  December 18, 2000                OAO LUKOIL

                                        By:     /s/   Ralif Safin
                                                -------------------------------
                                                Name:  Ralif Safin
                                                Title: First Vice President